UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2017
Invitation Homes Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 38004	90-0939055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
(972) 421-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.
Overview
As more fully described below, on April 28, 2017, Invitation Homes Inc. (the “Company”) completed its eighth securitization transaction and its first involving certificates guaranteed by Fannie Mae. In connection with the transaction, 2017-1 IH Borrower L.P., an indirect special purpose subsidiary of the Company (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as lender (the “Lender”), providing for a ten-year, fixed rate loan comprised of two components with a total principal balance of $999,999,713 (the “Loan”). The Loan was funded with the proceeds from the issuance of pass-through certificates representing direct or indirect beneficial ownership interests in the Loan, issued by trust entities formed to effect the transaction.
The Company used the net proceeds from the Loan to repay the remaining $420 million outstanding under the mortgage loan relating to its IH1 2014-SFR1 securitization, to fund certain reserves and to pay transaction fees and expenses incurred with respect to the transaction. Any remaining net proceeds may be applied to partially repay the mortgage loan relating to the Company's IH1 2014-SFR3 securitization.
The Loan is evidenced by a single componentized promissory note divided into two separate fixed rate interest bearing components, designated as “Component A” and “Component B.” The closing of the Loan occurred simultaneously with the consummation of a private offering of a class of pass-through certificates corresponding to Component A of the Loan, which benefit from Fannie Mae’s guaranty of timely payment of principal and interest, as more fully described below. The Company retained the class of pass-through certificates corresponding to Component B of the Loan to comply with risk retention requirements of Regulation RR (the “Risk Retention Rules”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Loan Agreement
As noted above, on April 28, 2017, the Borrower entered into the Loan Agreement with the Lender. The Loan is a ten-year, fixed rate loan, consisting of two fixed rate components each of which bears interest at 4.2285%. Interest on the Loan is paid monthly.
For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into two components designated as “Component A” and “Component B.” The following table shows the initial principal amount and the interest rate for each of Component A and Component B.

Component	Initial Principal Amount	Component Fixed Rate
Component A	$944,500,000	4.2285%
Component B	55,499,713	4.2285%
Total / Weighted Average	$999,999,713	4.2285%
The Loan is secured by first priority mortgages on a portfolio of 7,204 single-family homes operated as rental properties (collectively, the “Properties”) owned by the Borrower, as well as a first priority pledge of the equity interests of the Borrower. The stated maturity date of the Loan is June 9, 2027. The Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that the Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender to accelerate payment of all amounts outstanding.
In connection with the Loan, Invitation Homes Operating Partnership LP (“IH OP”), the Company’s operating partnership, provided the Lender with a limited recourse guaranty agreement under which, upon the occurrence of certain specified events including customary “bad-boy” acts, breaches of specified representations, warranties and covenants and specified bankruptcy or insolvency proceedings, it would indemnify the lender against losses it incurs or, under certain circumstances, guaranty the payment in full of the Loan.
This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Securitization Transaction
Concurrent with the execution of the Loan Agreement, the Lender sold the Loan to IH Asset Receiving Limited Partnership (the “Depositor”), an indirect subsidiary of the Company, which, in turn, transferred the loan to a trust in exchange for (i) $944,500,000 principal amount of Invitation Homes 2017-SFR1 Single-Family Rental Pass-Through Certificates, Class A (the “IH Class A Certificates”), (ii) $55,499,713 principal amount of Invitation Homes 2017-SFR1 Single-Family Rental Pass-Through Certificates, Class B (the “Class B Certificates”) and (iii) Invitation Homes 2017-SFR1 Single-Family Rental Pass-Through Certificates, Class R (the “Class R Certificates”). The IH Class A Certificates, the Class B Certificates and the Class R Certificates represent beneficial ownership interests in the Loan. The Depositor then transferred the IH Class A Certificates, which carry Fannie Mae’s guaranty of timely payment of principal and interest, to Fannie Mae in exchange for a like principal amount of Fannie Mae Grantor Trust 2017-T1 Guaranteed Grantor Trust Pass-Through Certificates, Class A (the “FM Class A Certificates”), which were issued by a trust entity established by Fannie Mae and are backed by the IH Class A Certificates.
The Depositor sold the FM Class A Certificates and the Class R Certificates, acquired by the Depositor in the manner described above, to investors in a private offering. The FM Class A Certificates are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and are “exempted securities” under the Exchange Act. The Class R Certificates were sold to qualified institutional buyers and non-U.S. persons through the placement agents retained for the transaction pursuant to the exemptions from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act. To satisfy the applicable Risk Retention Rules, IH OP purchased the Class B Certificates in order to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the offered and retained securities. The Depositor used the proceeds from the sale of the FM Class A Certificates, the Class B Certificates and the Class R Certificates to purchase the Loan from the Lender, as described above.
Each class of pass-through certificates (other than Class R) accrues interest at a fixed rate. The table below shows the initial balance and pass-through rate for the FM Class A Certificates and the Class B Certificates. The Class R Certificates do not have a certificate balance or pass-through rate.

Offered Certificate	Initial Balance	Initial Pass-Through Rate
FM Class A	$944,500,000	2.898%
Class B	55,499,713	4.168%
Class R	N/A	N/A
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No. Description_________________________________________________________________________________________

10.1	Loan Agreement, dated as of April 28, 2017, between 2017-1 IH Borrower L.P., as Borrower and Wells Fargo Bank, National Association, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
Date: May 1, 2017

EXHIBIT INDEX

Exhibit No. Description_________________________________________________________________________________________

10.1	Loan Agreement, dated as of April 28, 2017, between 2017-1 IH Borrower L.P., as Borrower and Wells Fargo Bank, National Association, as Lender.